Exhibit 99.1 – FINANCIAL STATEMENTS OF ACQUIRED BUSINESS

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders
Datavantage Corporation
Solon, Ohio

We have audited the accompanying balance sheets of Datavantage Corporation as of December 31, 2002 and 2001, and the related statements of income, shareholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Datavantage Corporation as of December 31, 2002 and 2001 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche
Cleveland, OH
April 25, 2003

(July 14, 2003 as to Note 9)

DATAVANTAGE CORPORATION
BALANCE SHEETS
DECEMBER 31, 2002 AND 2001

ASSETS	2002	2001
CURRENT ASSETS:
Cash and cash equivalents	$372,303	$1,175,051
Accounts receivable, net of allowance for doubtful accounts of $264,907 and $471,731 at December 31, 2002 and 2001, respectively	10,325,829	16,491,417
Inventory, net	190,850	419,173
Prepaid expenses	476,101	336,617
Deferred income taxes	778,357	576,710

Total current assets	12,143,440	18,998,968

Property, plant and equipment, net of accumulated depreciation of $2,047,363 and $1,428,217 at December 31, 2002 and 2001, respectively	1,505,339	1,350,799
Purchased and internally developed software costs, net of accumulated amortization of $628,486 and $242,431 at December 31, 2002 and 2001, respectively	3,773,660	2,232,015
Deferred loan costs, net of accumulated amortization of $455,420 and $298,335 at December 31, 2002 and 2001, respectively	342,612	479,930
Deferred income taxes, non-current	6,573,745	8,309,169
Other assets	36,625	28,044

TOTAL ASSETS	$24,375,421	$31,398,925

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$1,000,000	$2,058,796
Accounts payable	2,357,734	5,592,896
Accrued expenses and other current liabilities	1,828,024	1,724,709
Income and franchise taxes payable	393,224	1,125,679
Deferred revenue	2,750,114	3,800,031

Total current liabilities	8,329,096	14,302,111

LONG-TERM DEBT	6,350,000	11,374,983
SHAREHOLDERS’ EQUITY:
Common stock—at stated values	11,242	11,220
Additional capital	10,181,060	10,071,604
Treasury stock	(12,564,059)	(12,279,701)
Retained earnings	12,068,082	7,918,708

Total shareholders’ equity	9,696,325	5,721,831

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	24,375,421	31,398,925

See notes to financial statements.

DATAVANTAGE CORPORATION
STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 2002 AND 2001

	2002	2001
REVENUES:
Point of sale equipment	$10,407,340	$14,006,479
Software licenses	7,633,784	7,915,989
Professional services	12,745,972	9,441,956
Software maintenance and development	10,429,347	6,721,751
Operating system software	1,166,905	1,373,807
Other	70,478	19,531

Total revenues	42,453,826	39,479,513

COSTS AND EXPENSES:
Cost of equipment sold	9,363,670	12,569,774
Salaries, wages and benefits	14,187,908	11,739,407
Research and development	4,680,964	2,828,910
Professional fees	1,626,523	1,114,123
Selling, general and administrative	2,482,413	1,409,786
Cost of system software sold	763,036	826,228
Telephone	421,278	416,025
Travel	914,874	647,394
Depreciation and amortization	1,008,615	720,546

Total costs and expenses	35,449,281	32,272,193

INCOME BEFORE OTHER INCOME (EXPENSE) AND INCOME TAXES	7,004,545	7,207,320

OTHER INCOME (EXPENSE):
Interest income	10,008	9,087
Interest expense	(853,698)	(688,429)

Total other expense	(843,690)	(679,342)

INCOME BEFORE INCOME TAX PROVISION	6,160,855	6,527,978
INCOME TAX PROVISION	(2,011,481)	(2,467,383)

NET INCOME	$4,149,374	$4,060,595

See notes to financial statements

DATAVANTAGE CORPORATION
STATEMENTS OF SHAREHOLDERS’ EQUITY
YEARS ENDED DECEMBER 31, 2002 AND 2001

	Common Stock		Common Stock
	Class A No Par		Class B No Par
	Stated Value $.10		Stated Value $.01					Total
					Additional	Treasury	Retained	Shareholders'
	Shares	Amount	Shares	Amount	Capital	Stock	Earnings	Equity

BALANCE—January 1, 2001	106,384	$10,639	56,118	$561	$8,096,866	$(7,216,322)	$3,858,113	$4,749,857
Issuance of Class B common stock			2,000	20	20			40
Additional consideration for treasury stock purchased in Recapitalization						(5,063,379)		(5,063,379)
Recognition of deferred taxes for increased tax bases in Recapitalization					1,974,718			1,974,718
Net income							4,060,595	4,060,595

BALANCE—December 31, 2001	106,384	10,639	58,118	581	10,071,604	(12,279,701)	7,918,708	5,721,831
Issuance of Class B common stock			2,999	30	22	8		60
Repurchase of Class B common stock			(833)	(8)		(8)		(16)
Additional consideration for treasury stock purchased in Recapitalization						(280,601)		(280,601)
Recapitalization expenses						(3,757)		(3,757)
Recognition of deferred taxes for increased tax bases in Recapitalization					109,434			109,434
Net income							4,149,374	4,149,374

BALANCE—December 31, 2002	106,384	$10,639	60,284	$603	$10,181,060	$(12,564,059)	$12,068,082	$9,696,325

See notes to financial statements.

DATAVANTAGE CORPORATION
STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2002 AND 2001

	2002	2001
OPERATING ACTIVITIES:
Net income	$4,149,374	$4,060,595
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,008,615	720,546
Amortization—deferred loan costs	157,086	155,654
Deferred income taxes	1,643,211	330,104
Loss on disposal of property and equipment	4,479	8,165
Additional consideration for repurchase of employee stock options		588,599
Changes in operating assets and liabilities:
Accounts receivable	6,165,588	(9,493,673)
Prepaid expenses	(139,484)	47,247
Inventory parts and supplies and software	228,323	(1,241)
Deferred revenue	(1,058,654)	1,700,688
Accrued expenses	(216,666)	(245,011)
Income and franchise taxes payable	(732,455)	1,178,530
Salaries, wages, taxes, and commissions payable	557,714	(45,290)
Accounts payable	(3,235,162)	4,402,375
Net change in other assets	(8,581)	184

Net cash provided by operating activities	8,523,388	3,407,472

INVESTING ACTIVITIES:
Cash paid to acquire certain assets and liabilities of Applied Digital Retail, Inc.	(237,733)	(525,857)
Purchases of property and equipment	(782,643)	(641,160)
Proceeds from insurance claims and sale of assets		25,000
Purchase of software license	(280,628)
Software development costs	(1,637,271)	(578,319)

Net cash used in investing activities	(2,938,275)	(1,720,336)

(Continued)

DATAVANTAGE CORPORATION
STATEMENTS OF CASH FLOWS (continued)
YEARS ENDED DECEMBER 31, 2002 AND 2001

	2002	2001
FINANCING ACTIVITIES:
Net repayments on bank line of credit	(4,575,000)	(700,000)
Net borrowings on term loan	6,000,000
Deferred loan costs	(19,768)
Additional consideration for treasury stock purchased in Recapitalization	(280,601)
Payments on other long-term debt		(51,002)
Proceeds from issuance of Class B common stock	60	40
Repayment of shareholders notes	(7,508,779)
Recapitalization expenses	(3,757)
Repurchase of Class B common stock	(16)

Net cash used in financing activities	(6,387,861)	(750,962)

NET (DECREASE) INCREASE IN CASH	(802,748)	936,174

CASH AND CASH EQUIVALENTS—Beginning of year	1,175,051	238,877

CASH AND CASH EQUIVALENTS—End of year	$372,303	$1,175,051

SUPPLEMENTAL CASH FLOW INFORMATION
Cash payments were as follows for:
Interest	$715,362	$577,663

Income taxes	$1,117,613	$922,852

See notes to financial statements.

DATAVANTAGE CORPORATION
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002 AND 2001

1.	NATURE OF THE BUSINESS

Datavantage Corporation (the “Company”) is a software application developer and system integrator specializing in the specialty and apparel retail market. The Company primarily focuses on the creation, development and support of software designed for retailers (point-of-sale and exception-based reporting software). In addition, the Company offers several related services including a 24 hour, 7 days a week help desk, system integration, custom software, hardware procurement, staging and setup, data communications, training, implementation and rollout management and consultation.

On November 15, 2001, the Company acquired certain assets and assumed certain liabilities of Applied Digital Retail, Inc. (a developer and integrator of software applications used by retailers and a wholly-owned subsidiary of Applied Digital Solutions, Inc.) (“ADR”).

At December 31, 2001, the estimated aggregate purchase price was $940,857, consisting of cash paid at closing of $525,857 and an estimated amount of $415,000 that was payable upon finalizing the purchase price and included as a liability in accrued expenses. Adjustments were made during 2002 to fair values of the assets and liabilities assumed at the date of the acquisition, thus modifying the aggregate purchase price to $763,590. The final payment of purchase price of $237,733 was made in 2002. The following table summarizes the finalized fair values of the assets and liabilities assumed at the date of the acquisition:

Accounts receivable—net	$1,747,547
Inventory	190,667
Software	800,478

Total assets acquired	2,738,692
Liabilities assumed	1,975,102

Total purchase price	$763,590

The cost of the purchased software is being amortized on a straight-line basis over its estimated life of 10 years.

2.	RECAPITALIZATION

On January 11, 2000, DV Technology Holdings Corporation, a corporation majority owned by Saratoga Partners IV, L.P. (collectively “Saratoga”), the Company and the shareholders of the Company entered into a Recapitalization Agreement, effective January 31, 2000. Pursuant to the Recapitalization Agreement, the Company repurchased 21,254 shares of common stock from certain shareholders in exchange for cash payments of $4,509,000, subordinated notes payable of $1,856,801, and Contingent Consideration Rights. The Company recorded the cost of repurchasing these shares, including related fees and expenses, as a purchase of treasury stock. Saratoga also purchased 33,388 shares of common stock from certain shareholders for cash payments of $10,000,000. Pursuant to the Recapitalization Agreement, the Company fully repaid notes payable from the repurchase of employee stock options in December 1999 and also issued Contingent Consideration Rights to the former optionholders.

In connection with the Recapitalization, the Company created a second class of common stock called Class B Common Stock (the “Junior Shares”), and the existing common shares were renamed

DATAVANTAGE CORPORATION
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002 AND 2001

Class A Common Stock (the “Senior Shares”). Two shareholders exchanged some of their remaining Senior Shares for Junior Shares. After this transaction, Saratoga owned 60% of the Company stock. The Senior Shares also underwent a stock split of approximately 3 for 1. The Company issued an additional 12,501 Junior Shares to Saratoga.

The Company obtained the funds necessary to repurchase the shares, repay the notes payable from the repurchase of employee stock options and pay the fees and expenses incurred in connection with the Recapitalization primarily from borrowings under a new line of credit agreement. This line of credit also provides the Company with financing for working capital and other purposes after the Recapitalization.

As indicated above, in connection with the Recapitalization, the Company issued Contingent Consideration Rights. The value of the Contingent Consideration Rights was determined as of December 31, 2001 based upon cumulative earnings (as defined in the Recapitalization Agreement) for the two year period then ended. Accordingly, the Company recorded liabilities totaling $5,651,978 for promissory notes issued to the holders of the Contingent Consideration Rights, including $5,063,379 issued to former shareholders and $588,599 issued to former holders of employee stock options. The liability related to the former holders of employee stock options was recognized during 2001 as salaries, wages and benefits expense. These promissory notes bore annual interest at 8% and were paid in full during 2002. Also during 2002, $280,601 was approved and paid to former shareholders as additional Contingent Consideration Rights.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition—The Company recognizes revenue in accordance with American Institute of Certified Public Accountants’ Statement of Position 97-2, Software Revenue Recognition (“SOP 97-2”). Under SOP 97-2, revenue from product licensing is recognized upon shipment of the product provided that no significant vendor or post-contract support obligations or irrevocable customer cancellation privileges remain and that the collection of the resulting receivable is deemed probable by management. Insignificant vendor and post-contract support obligations are accrued upon shipment. Revenues from procurement of hardware for customers are recognized in accordance with the customer contract, when the customer assumes risk of ownership.

Software maintenance revenues for maintaining, supporting and providing upgrades are recognized ratably over the contract period, generally one year. Service revenue from installation and training services is recognized upon performance of the services. Fees for nonrecurring development, conversion and consulting services are recognized at the time the service is performed.

Advance payments required from customers under contractual agreements that have not been fulfilled are classified as deferred revenue.

Software Development Costs—Statement of Financial Accounting Standards (“SFAS”) No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed, requires the capitalization of certain software development costs once the technological feasibility of the software is established. The capitalized cost is then amortized on a straight-line basis over the estimated product life, or on the ratio of current revenue to total projected product revenue, whichever is greater. The Company capitalizes all new software development costs when technological feasibility is established.

DATAVANTAGE CORPORATION
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002 AND 2001

Stock Compensation—The Company has elected to follow Accounting Principles Board Opinion (“APB”) No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its employee stock options.

Cash and Cash Equivalents—Cash and cash equivalents include highly liquid investments with insignificant interest rate risk and original maturities of three months or less at the time of purchase. They are carried at cost which approximates fair value.

Property and Equipment—Property and equipment is carried at cost less accumulated depreciation. The provision for depreciation has been computed by the straight-line method over the following estimated useful lives of the depreciable assets:

Computer and office equipment	3-5 years
Furniture and fixtures	7 years
Leasehold improvements	Over life of lease
Other assets	5-10 years

Inventories—Inventories, which consist of finished goods, are stated at the lower of cost or market and are valued using the first-in, first-out method.

Purchased and Licensed Software—Prior to August 2000, these assets represented the fair value assigned to an exclusive, worldwide right and license to modify, market and sublicense to end users and resellers the exception-based software acquired on April 18, 1997. The license was being amortized over fifteen years. On August 1, 2000, the Company exercised an earlier negotiated option to purchase all of the rights to the exception-based software for $650,000. The aggregate cost of this software, consisting of the option price and the unamortized license, is being amortized on a straight-line basis over seven years. In November 2001, the Company purchased software from ADR (see Note 1), which is being amortized on a straight-line basis over 10 years. In August 2002, the Company purchased for $250,000 the exclusive, irrevocable license to make, modify, market, and sublicense to end users and resellers a gift-card licensed software. In February 2003, the Company exercised an earlier negotiated option to purchase all the rights to the gift-card software for another $250,000. The aggregate cost of this software is being amortized on a straight-line basis over eight years.

Concentrations—No one customer accounted for more than 10% of the Company’s non-hardware revenues in 2002 or 2001. Receivables from end users are concentrated in the retail industry. The Company performs ongoing credit evaluations of its customers and generally requires deposits for software, software modifications and hardware procurement sales.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of recorded assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes—Prior to February 1, 2000, the Company had elected S Corporation status for U.S. federal income tax purposes, with a similar election for State of Ohio income tax purposes. Consequently, federal and Ohio income taxes were the responsibility of the shareholders. The

DATAVANTAGE CORPORATION
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002 AND 2001

Company was subject to other state and local income and franchise taxes in specific areas in which it conducts business.

In connection with the Recapitalization on January 31, 2000, the Company terminated the S Corporation elections and elected C Corporation status. Beginning February 1, 2000, the Company records a provision for income taxes based upon income before taxes for financial reporting purposes. Deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the tax bases of assets and liabilities and their carrying values for financial reporting purposes.

Impact of New Accounting Standards—In June 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 143, Accounting for Asset Retirement Obligations, which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and associated asset retirement costs. The new rules apply to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development, and/or normal operation of a long-lived asset. SFAS No. 143 is effective for the Company beginning in fiscal 2003. The Company believes, at this time, that the adoption of SFAS No. 143 will not have a material impact on its financial position or results of operations.

In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and the accounting and reporting provisions of APB No. 30, Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for the disposal of a segment of a business (as previously defined in that opinion). SFAS No. 144 requires that one accounting model be used for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired, and broadens the presentation of discontinued operations to include more disposal transactions than were included under the previous standards. The Company adopted SFAS No. 144 beginning in fiscal 2002, as required. Adoption of the statement did not have a material impact on the Company’s financial position or results of operations.

In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, Liability Recognition for Certain Employee Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). This statement requires that costs associated with exit or disposal activities are to be recognized when the costs are incurred, rather than at a date of commitment to an exit or disposal plan. The provisions of this statement are effective for exit and disposal activities that are initiated after December 31, 2002. The Company does not believe that the adoption of SFAS No. 146 will have a material impact on its financial position or results of operations.

In November 2002, the FASB issued Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (“FIN 45”), which expands previously issued accounting guidance and disclosure requirements for certain guarantees. FIN 45 requires an entity to recognize an initial liability for the fair value of an obligation assumed by issuing a guarantee. The disclosure requirements of FIN 45 are effective for the Company as of December 31, 2002 and did not have an impact on the financial statements. The

DATAVANTAGE CORPORATION
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002 AND 2001

recognition requirements of FIN 45 are to be applied prospectively to guarantees issued after December 31, 2002. The Company believes the adoption of FIN 45 will not have a material impact on its financial position or results of operations.

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities (“FIN 46”). This interpretation clarifies the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The effective date of this interpretation is for variable interest entities created after January 31, 2003 or for the first fiscal year or interim period beginning after June 15, 2003 for all variable interest entities established prior to February 1, 2003. The Company has determined that it is not reasonably possible that it will be required to consolidate or disclose information about a variable interest entity upon the effective date.

Reclassifications—Certain reclassifications have been made to the 2001 financial statements to conform to the classifications used in 2002.

4.	FINANCING ARRANGEMENTS

Long-term debt consists of the following at December 31:

	2002	2001
Notes payable to holders of Contingent Consideration Rights Principal was paid in full during 2002 and interest was assessed at 8%.	$—	$5,651,978
Subordinated notes payable from purchase of common stock Principal was paid in full during 2002 and interest was assessed at 8%.		1,856,801
Line of credit under financing agreement, due August 31, 2005 The revolving credit commitment provides for interest at the bank’s prime rate or LIBOR plus an applicable LIBOR rate margin at the Company’s election.	1,350,000	5,925,000
Note payable under financing agreement, due December 31, 2007. The term loan facility provides for interest at the bank’s prime rate or LIBOR plus an applicable LIBOR rate margin at the Company’s election.	6,000,000

	7,350,000	13,433,779
Less current portion	1,000,000	2,058,796

Total	$6,350,000	$11,374,983

Effective December 31, 2002, the Company amended and restated the existing financing to increase the credit facility from $11,000,000 to $14,000,000 with $8,000,000 allocated to a line of credit and $6,000,000 to a term loan. At December 31, 2002, $1,350,000 was outstanding under the line of

DATAVANTAGE CORPORATION
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002 AND 2001

credit. The credit facility is collateralized by equipment, inventory and accounts receivable of the Company. The term loan is repayable in 36 monthly installments, comprised of 35 consecutive monthly installments of $100,000 beginning March 31, 2003 and a final installment equal to the then outstanding balance. The credit facility contains various operating and financial covenants and restrictions with respect to, among other things, a capital expenditures maximum, a leverage ratio, tangible net worth minimum, and an interest coverage ratio. Effective April 30, 2004, and each April 30 thereafter until the term loan is repaid, the Company is required to make a payment to the bank equal to 50% of the Company’s excess cash flow, not to exceed $2,000,000 less the aggregate principal amount of principal payments made during the corresponding fiscal year, for the fiscal year preceding the corresponding April 30. Excess cash flow is defined in the agreement as net income plus amortization and depreciation for the corresponding year.

5.	EMPLOYEE BENEFITS

The Company has a 401(k) plan in which substantially all full-time employees are eligible to participate. If employees so elect, employee contributions are made to the plan on a pre-tax basis. Matching contributions are made by the Company at the rate of 25% of the amount of the employee contribution up to a maximum of 6% of the employees’ earnings. Company profit sharing contributions are at the discretion of the Board of Directors. The Company did not make a profit sharing contribution in 2002 or 2001. In 2002 and 2001, the employer match related to this plan was $134,572 and $82,699, respectively.

6.	SHAREHOLDERS’ EQUITY

The authorized shares of stock and the number of shares issued and outstanding at December 31, 2002 for the Company are as follows:

Common Stock—On January 31, 2000, in connection with the Recapitalization, the Company’s articles of incorporation were amended to increase the authorized shares to 350,000 and create a second class of common stock. Following the amendment to the articles of incorporation, the Company is authorized to issue 225,000 shares of Class A common stock with a stated value of $.10 per share and 125,000 shares of Class B common stock with a stated value of $.01 per share. Also in connection with this amendment, the shareholders approved a 3-for-1 split of the Class A common stock. The Class B shares are subordinated in voting rights and liquidation preference to the Class A shares. There are 106,384 shares of Class A common stock issued and outstanding as of December 31, 2002 and 2001. Shares of Class B common stock issued and outstanding as of December 31, 2002 and 2001 are 60,284 and 58,118 shares, respectively.

Stock Purchase Plans—In May 1998, the Company adopted the 1998 Stock Option Plan of Datavantage Corporation (the “Plan”). The Plan authorized the Board of Directors to award to officers and other key employees stock options at not less than the fair market value of the shares covered by the option on the date the option is granted and to determine the terms of each such award. Options generally vested ratably over three to five years but no later than ten years from date of grant. In the event of an initial public offering of the Company’s shares to be registered under the Securities Act of 1933, as amended, or sale or exchange of substantially all of the Company’s shares or assets for cash, by merger or in any other transaction, the vesting of certain options would be accelerated and the options would become fully vested. Pursuant to its terms, the Plan expires in May 2008. A maximum of 14,000 shares of stock could be sold or optioned under the Plan.

DATAVANTAGE CORPORATION
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002 AND 2001

Concurrent with the establishment of the Plan, options were granted for 10,000 shares with a grant date fair value and exercise price of $75 per share, as determined by the Board of Directors. Options for 3,000 shares were canceled during 1998. The remaining 7,000 outstanding options were purchased by the Company on December 31, 1999.

In connection with the Recapitalization, the Plan was suspended and no options are outstanding at December 31, 2002 or 2001.

In January 2000, the Company adopted the Datavantage Corporation Joint Employee Stock Purchase Plan (the “Purchase Plan”). Under the Purchase Plan, the Board of Directors may offer, in writing, to officers and other key employees, the purchase of Class B common stock, subject to certain vesting provisions, at a purchase price determined by the Board of Directors to be the fair value of such stock on the offer date. A maximum of 16,667 shares of the stock can be sold under the Purchase Plan. As of December 31, 2002 and 2001, 16,667 and 14,501 shares of Class B common stock, respectively, were outstanding as a result of sales to employees under the Purchase Plan.

7.	LEASES

The Company leases office space under an operating lease that expires in September 2005. In addition, the Company leases certain equipment under non-cancelable lease agreements. Rental expense under these leases amounted to $666,405 and $491,462 for the years ended December 31, 2002 and 2001, respectively.

Future minimum lease payments under non-cancelable operating leases at December 31, 2002 are as follows:

Year Ending December 31 2003	$594,272
2004	530,999
2005	412,093
2006	235,892
2007	60,489

Total	$1,833,745

8.	INCOME TAXES

Due to termination of its S Corporation election, the Company became subject to federal and Ohio income taxation as of February 1, 2000. Previously, the Company did not pay or record federal and Ohio income taxes, including deferred taxes. The components of the income tax provision for the years ended December 31 are as follows:

DATAVANTAGE CORPORATION
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002 AND 2001

	2002	2001
Current:
Federal	$241,619	$1,881,786
State, local and other	126,651	255,493

	368,270	2,137,279
Deferred:
Federal	1,578,223	277,595
State and local	64,988	52,509

	1,643,211	330,104

Total	$2,011,481	$2,467,383

Applicable income taxes shown in the statements of income differ from the statutory federal tax rate of 35% primarily because of nondeductible entertainment and other expenses, and state and local taxes.

The components of the net deferred tax asset at December 31 are as follows:

	2002	2001
Goodwill and other intangible assets recognized for tax purposes	$7,935,197	$8,563,952
Accrued liabilities	118,125	163,179
Allowance for doubtful accounts	103,560	183,975
Software development costs	(853,046)	(198,995)
Intangible assets	(153,839)	(100,542)
Other	202,105	274,310

Total	$7,352,102	$8,885,879

An election was made for tax purposes to treat the Recapitalization transactions as a sale and purchase of all of the Company’s assets and assumption of liabilities. Consequently, new tax bases were established for the Company’s assets and liabilities as of February 1, 2000. As a result of these changes in tax bases, the Company recorded deferred tax assets and a credit to shareholders’ equity of $8,104,263 as of February 1, 2000. As a result of the Contingent Consideration Rights, additional consideration was provided to the former shareholders as of December 31, 2002 and 2001, thereby increasing the tax bases for the acquired assets. Consequently, the Company recorded additional deferred tax assets and a credit to shareholders’ equity of $109,434 in 2002 and $1,974,718 in 2001.

9.	SUBSEQUENT EVENT

On May 1, 2003, MICROS Systems, Inc. (“MICROS”), a previously unaffiliated company, acquired all of the issued and outstanding shares of the Company and DV Technology Holdings Corporation. Total consideration received by the shareholders was approximately $52,000,000 consisting of: (1) $28,600,000 paid in cash at closing, (2) $5,200,000 to be paid 18 months after closing, subject to hold back rights, and (3) 719,360 shares of MICROS common stock with an estimated fair value of $18,200,000. Additionally in conjunction with the acquisition, the previously outstanding long-term debt of the Company was paid off and the Datavantage Corporation Joint Employee Stock Purchase Plan was eliminated.